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                         NEXTLINK COMMUNICATIONS, INC.

                         OFFER TO EXCHANGE ALL OUTSTANDING
              14% SENIOR EXCHANGEABLE REDEEMABLE PREFERRED SHARES
                   ISSUED IN RELIANCE UPON AN EXEMPTION FROM
           REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            FOR 14% SENIOR EXCHANGEABLE REDEEMABLE PREFERRED SHARES

To Our Clients:

    Enclosed for your consideration is a Prospectus dated       , 1997 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by NEXTLINK Communications, Inc. (the "Company") to exchange each outstanding 14% Senior Exchangeable Redeemable Preferred Share issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (collectively, the "Old Preferred Shares"), for one 14% Senior Exchangeable Redeemable Preferred Share (collectively, the "New Preferred Shares").

    The material is being forwarded to you as the beneficial owner of Old Preferred Shares carried by us for your account or benefit but not registered in your name. A tender of any Old Preferred Shares may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urge beneficial owners of Old Preferred Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Preferred Shares in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all Old Preferred Shares, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Preferred Shares.

    YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER OLD PREFERRED SHARES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00
p.m., New York City Time, on       , 1997, unless extended (the "Expiration
Date"). Old Preferred Shares tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    If you wish to have us tender any or all of your Old Preferred Shares held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Preferred Shares held by us and registered in our name for your account or benefit.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of NEXTLINK Communications, Inc.

    THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF OLD PREFERRED SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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
Box 1 / /   Please tender my Old Preferred Shares held by you for my account or benefit. I have identified on a signed schedule attached hereto the number of Old Preferred
            Shares to be tendered if I wish to tender less than all of my Old Preferred
            Shares.

Box 2 / /   Please do not tender any Old Preferred Shares held by you for my account or benefit.

Date:       , 1997
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                                                        Signature(s)

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                                                 Please print name(s) here

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Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all your Old Preferred Shares.